AMENDMENT TO DEED OF TRUST


 THIS AMENDMENT is made and executed this 9th day of March, 1994, by and among EDJ LEASING CO., L.P., a Missouri limited partnership having its principal address at 201 Progress Parkway, Maryland Heights, Missouri 63043, Attention: Edward Soule (hereinafter referred to as "Mortgagor"), and Robert C. Graham III of the County of St. Louis, Missouri hereinafter referred to as "Trustee"), and NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation, its successors and assigns, having its principal office at One Nationwide Plaza, Columbus, Ohio 43216, Attention: Real Estate Investments, or at such other place either within or without the State of Ohio, as it may from time to time designate (hereinafter referred to as "Mortgagee");

 WITNESSETH:

 WHEREAS, Mortgagee has extended certain credit accommodations to Mortgagor , which credit accommodations are secured by a deed of trust executed by Mortgagor dated March 9, 1993, and recorded in Book 9634 beginning at Page 2171 in the Office of the Recorder of Deeds for St. Louis County, Missouri (the "Mortgage") which is a lien upon the real estate described on Exhibit A attached hereto and made a part hereof (the "Real Estate"); and

 WHEREAS, Mortgagee has agreed to extend additional credit accomodations to the Mortgagor;

 WHEREAS, the Mortgagor and the Mortgagee desire to make certain modifications to the Mortgage in connection with the extension of additional credit accomodations;

 NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Mortgagor and the mutual terms, covenants and conditions contained herein, Mortgagor hereby agrees to and with Mortgagee and its successors and assigns as follows:

 1. Mortgagor is the current owner of the Real Estate, and there has not been any change in the title to the Real Estate since the date of the Mortgage.

 2.  The Mortgage is hereby amended in the following respects:

 a. The last paragraph of Paragraph 3 of the Mortgage is hereby deleted and the following inserted in lieu thereof:

 Liability under this Paragraph shall extend beyond repayment of the Note and compliance with the terms of this Mortgage; provided, however, Mortgagor and General Partner shall have no liability under this Paragraph 3 regarding: (1) Hazardous Materials if (a) the Property becomes contaminated subsequent to Mortgagee's acquisition of the Property by foreclosure, acceptance by Mortgagee of a deed in lieu thereof, or subsequent to any transfer of ownership of the Property which was approved or authorized by Mortgagee in writing, provided that such transferee assumes all obligations of Mortgagor with respect to Hazardous Materials or (b) at such time Mortgagor provides Mortgagee with an environmental assessment report acceptable to Mortgagee, in its sole discretion, showing the Property to be free of Hazardous Materials and not in violation of any Hazardous Waste Laws, or (2) Accessibility Laws that first become effective, or for any violation of any Accessibility Laws resulting from alterations or improvements to the Property that are performed subsequent to Mortgagee's acquisition of the Property by foreclosure or acceptance of a deed in lieu thereof or subsequent to any transfer of ownership which was approved or authorized by Mortgagee pursuant to this Mortgage, provided that such transferee assumes all obligations pertaining to Accessibility Laws pursuant to the Loan Documents.

 The burden of proof under this paragraph with regard to establishing the date upon which any Hazardous Material was placed or appeared in, on or under the Property shall be upon Mortgagor.

 b. Subparagraph (c) of Paragraph 8 of the Mortgage is hereby deleted and the following inserted in lieu thereof:

           (c) The plans and specifications for the restoration of the Property are approved in writing by Mortgagee, such approval not to be unreasonably withheld;

 c. The second paragraph of Paragraph 31 of the Mortgage is hereby deleted and the following inserted in lieu thereof:

 Notwithstanding the above, secondary financing of the Property shall be permitted as long as (i) the quotient of the aggregate amount of indebtedness placed on the Property (which indebtedness shall include the indebtedness secured hereby) divided by the current market value of the Property does not exceed 0.90; (ii) the net operating income generated by the Property (defined as annual rental income, minus annual taxes and all annual operating expenses) covers the annual debt service on the loan evidenced by the Note and on such secondary financing at least 1.2 times; (iii) such secondary financing must provide for a fixed rate of interest to be charged on the loan; and
(iv) Mortgagor is not in default under the terms, conditions and provisions of the Note, this Mortgage, the Assignment or any of the other Loan Documents. Mortgagee shall have the right to approve the lender under any proposed secondary financing, and to review and approve any and all documentation with respect to such secondary financing such approval not to be unreasonably withheld. All costs incurred in connection with such secondary financing shall be borne by Mortgagor.

 d. Paragraph 35 of the Mortgage is hereby deleted and the following inserted in lieu thereof:

 35. Mortgagor will maintain complete and accurate books and records showing in detail the income and expenses of the Property, and will permit Mortgagee and its representatives to examine said books and records and all supporting vouchers and data during normal business hours and from time to time upon request by Mortgagee, in such place as such books and records are customarily kept, and will furnish to Mortgagee, within one hundred twenty (120) days after the close of each fiscal year of Mortgagor, a balance sheet and profit and loss statement for Mortgagor, Jones, General Partner, and the Property, which shall also include a rent roll, certified by Mortgagor to be true and correct and showing in detail all income derived from and expenses incurred in connection with the ownership of the Property. In the event Mortgagor fails to provide such statements to Mortgagee within the time prescribed above, Mortgagor shall pay Mortgagee the sum of Two Hundred and No/100 Dollars ($200.00) for each successive month for which statements are delinquent. In the event of default hereunder, Mortgagee shall have the right to require that said financial statements be audited and certified by a certified public accountant acceptable to Mortgagee, at the sole cost and expense of Mortgagor.

 e. Paragraph 39 of the Mortgage is hereby deleted and the following inserted in lieu thereof:

 39. The terms and provisions of the Application/Contract for Mortgage Loan dated December 30, 1993, and any subsequent amendments thereto (hereinafter referred to as the "Contract"), executed by and between Mortgagor as Applicant and Mortgagee as Nationwide are incorporated herein by reference. All terms and conditions of the Contract not expressly set forth in this Mortgage, the Note, the Assignment and any other Loan Documents additionally securing the Note shall survive the closing hereof and remain in full force and effect. In the event any conflict exists between the terms, conditions and provisions of the Contract and the Loan Documents, the terms, conditions and provisions of the Loan Documents shall prevail.

 f. Paragraph 45 of the Mortgage is hereby deleted and the following inserted in lieu thereof:

 45. The liability of Mortgagor and General Partner with respect to the payment of principal and interest under the Note shall be "non-recourse" and, accordingly, Mortgagee's source of satisfaction of said indebtedness and Mortgagor's other obligations hereunder and under the other Loan Documents shall be limited to the Property and Mortgagee's receipt of the rents, issues and profits from the Property and Mortgagee shall not seek to procure payment out of any other assets of Mortgagor or any person or entity comprising Mortgagor, or to seek judgment for any sums which are or may be payable under the Note, this Mortgage or any of the other Loan Documents, as well as any claim or judgment (except as hereafter provided) for any deficiency remaining after foreclosure of this Mortgage. Notwithstanding the above, nothing herein contained shall be deemed to be a release or impairment of the indebtedness evidenced by the Note or the security therefor intended by this Mortgage and the other Loan Documents, or be deemed to preclude Mortgagee from exercising its rights to foreclose this Mortgage or to enforce any of its other rights or remedies under the Loan Documents.

 Notwithstanding the foregoing, it is expressly understood and agreed that the aforesaid limitation on liability shall in no way affect or apply to Mortgagor's and General Partner's continued personal liability for all sums due to:

  (1) fraud or misrepresentation made in or in connection with the Note or any of the other Loan Documents;

  (2) failure to pay taxes, or assessments prior to delinquency, or to pay charges for labor, materials or other charges which can create liens on any portion of the Property;


  (3) the misapplication of (i) proceeds of insurance covering any portion of the Property; or (ii) proceeds of the sale or condemnation of any portion of the Property; or (iii) rentals received by or on behalf of Mortgagor subsequent to the date on which Mortgagee makes written demand therefor pursuant to any Loan Document;

  (4) causing or permitting waste to occur in, on or about the Property and failure to maintain the Property, excepting ordinary wear and tear;

  (5) the return to Mortgagee of all unearned advance rentals and security deposits paid by tenants of the Property and not refunded to or forfeited by such tenants;

  (6) loss by fire or casualty to the extent not compensated by insurance proceeds collected by Mortgagee;

  (7) the return of, or reimbursement for, all Fixtures and Personal Property owned by Mortgagor taken from the Property by or on behalf of Mortgagor, out of the ordinary course of business, and not replaced by items of equal or greater value than the original value of the Fixtures and Personal Property so removed;

  (8) (i) any and all costs incurred in order to cause the Property to comply with the Accessibility Laws, and (ii) any indemnity or other agreement to hold Mortgagee and Trustee harmless from and against any and all losses, liabilities, damages, injuries, costs or expenses of any kind arising under Paragraph 3 of this Mortgage regarding accessibility for the disabled or handicapped, or under the separate Indemnity Agreement from Mortgagor and General Partner to Mortgagee. Mortgagor shall not be liable hereunder for compliance with any Accessibility Laws that first become effective, or for any violation of any Accessibility Laws resulting from alterations or improvements to the Property that are performed subsequent to Mortgagee's acquisition of the Property by foreclosure or acceptance of a deed in lieu thereof or subsequent to any transfer of ownership which was approved or authorized by Mortgagee pursuant to this Mortgage, provided that such transferee assumes all obligations pertaining to Accessibility Laws pursuant to the Loan Documents;

 (9) all court costs and Reasonable Attorneys' Fees actually incurred which are provided for in the Note or in any other Loan Document;

 (10) (i) the removal of any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Federal, State, County, Regional or Local Authority which may or could pose a hazard to the health and safety of the occupants of the Property, regardless of the source of origination; (ii) the restoration of the Property to comply with all governmental regulations pertaining to hazardous waste found in, on or under the Property, regardless of the source of origination; and (iii) any indemnity or other agreement to hold the Mortgagee and Trustee harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses of any and every kind arising under paragraph 3 of this Mortgage and/or the Indemnity Agreement of even date herewith executed by Mortgagor and General Partner. Mortgagor shall not be liable hereunder if the Property becomes contaminated subsequent to Mortgagee's acquisition of the Property by foreclosure or acceptance of a deed in lieu thereof or subsequent to any transfer of ownership which was approved or authorized by Mortgagee pursuant to this Mortgage, provided that such transferee assumes all obligations pertaining to Hazardous Materials pursuant to the Loan Documents. Liability under this subparagraph shall extend beyond repayment of the Note and compliance with the terms of this Mortgage unless at such time Mortgagor provides Mortgagee with an environmental assessment report acceptable to Mortgagee showing the Property to be free of Hazardous Materials and not in violation of Hazardous Waste Laws. The burden of proof under this subparagraph with regard to establishing the date upon which such chemical, material or substance was placed or appeared in, on or under the Property shall be upon Mortgagor.

 The obligations of Mortgagor in subparagraphs (1) through (10) above, except as specifically provided in subparagraphs (8) and (10), shall survive the repayment of the Note and satisfaction of this Mortgage.

 3. The lien of the Mortgage and the covenants and agreements therein, except as modified herein, shall be and remain in full force and effect, subject to all the conditions and provisions contained in the Mortgage.

 IN WITNESS WHEREOF, Mortgagor and Mortgagee have caused this
Amendment to be executed as of the day and year first above written.


                          EDJ LEASING CO., L.P., a Missouri

                          By: LHC, Inc.


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________





                          NATIONWIDE LIFE INSURANCE COMPANY



                          By: ____________________________________
                          Name: __________________________________
                          Title: _________________________________




STATE OF MISSOURI    )
                )    SS.
COUNTY OF ST. LOUIS  )

 On this ____ day of _________________________, 19__, before me appeared ___________________________________, to me personally known, who, by me being duly sworn did say that he is the _________________ of LHC, Inc., a corporation and the said seal affixed to the foregoing instrument is the corporate seal of said corporation, and the said corporation is the general partner of EDJ Leasing Co., L.P., a limited partnership and said _________________________ acknowledged that he executed and sealed the same in behalf of said corporation and said limited partnership by authority of the Board of Directors of the corporation and said _________________________ acknowledged said instrument to be the free act and deed of said corporation and said limited partnership.

 IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the county or city and state aforesaid, the day and year last above written.


                          ___________________________________
                          Notary Public

My Term Expires: __________________


STATE OF OHIO        )
                )    SS.
COUNTY OF _________  )

 On this ____ day of _________________________, 19__, before me appeared ___________________________________, to me personally known, who, by me being duly sworn did say that he is the _________________ of Nationwide Life Insurance Company, a corporation and the said seal affixed to the foregoing instrument is the corporate seal of said corporation, and said _________________________ acknowledged that he executed and sealed the same in behalf of said corporation by authority of the Board of Directors of the corporation and said _____________ acknowledged said instrument to be the free act and deed of said corporation.

 IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the county or city and state aforesaid, the day and year last above written.


                          ___________________________________
                          Notary Public

My Term Expires: __________________


EXHIBIT A

A tract of land being Lot 1 of "Community Federal Subdivision", a subdivision according to the plat thereof recorded in Plat Book 240 page 75 of the St. Louis County Records, in Sections 27 and 34, Township 45 North-Range 5 East, St. Louis County, Missouri and being more particularly described as:

Beginning at the Northwest corner of said Lot 1 of "Community Federal Subdivision"; said point being also the Southwest corner of Lot 2 of said subdivision; thence Eastwardly and Northwardly along the line dividing Lots 1 and 2 South 89 degrees 17 minutes 50 seconds East 1111.06 feet and North 00 degrees 42 minutes 41 seconds East 10.00 feet to a point in the North line of said Lot 1; thence Eastwardly along said North line of Lot 1 South 89 degrees 15 minutes 08 seconds East 178.36 feet to a point in the West line of Ballas Road as widened; thence Southwardly along said West line of Ballas Road South 00 degrees 42 minutes 41 seconds West 380.81 feet to a point in the North line of property conveyed to Reproco, Inc., as described in the deed recorded in book 6562, page 2239 of the St. Louis County Records; thence along the boundary line of said Reproco, Inc. property North 89 degrees 16 minutes 29 seconds West 288.00 feet, and South 00 degrees 28 minutes 31 seconds West 99.57 feet to a point in the North line of Manchester Road, as widened; thence along the right-of-way line of Manchester Road, as widened, the following courses and distances; North 89 degrees 16 minutes 29 seconds West 178.49 feet, North 88 degrees 18 minutes 59 seconds West 94.01 feet North 30 degrees 34 minutes 38 seconds West 114.69 feet, North 89 degrees 16 minutes 29 seconds West 60.00 feet, South 36 degrees 25 minutes 32 seconds West
117.60 feet, North 89 degrees 16 minutes 29 seconds West 55.47 feet, along a curve to the left whose radius point bears South 00 degrees 43 minutes 31 seconds West 867.90 feet from the last mentioned point, a distance of 346.38 feet, South 67 degrees 51 minutes 31 seconds West
80.21 feet, North 22 degrees 08 minutes 29 seconds West 61.02 feet, South 88 degrees 12 minutes 27 seconds West 34.28 feet, and South 67 degrees 51 minutes 31 seconds West 17.15 feet to a point in the East line of J. J. Kelly Memorial Drive, 60 feet wide; thence Northwardly along said East line, being also along the West line of aforesaid Lot 1 of "Community Federal Subdivision" North 00 degrees 28 minutes 18 seconds East 146.83 feet and North 00 degrees 41 minutes 41 seconds East 370.44 feet to the point of beginning according to a survey by Volz Engineering & Surveying, Inc. dated July 14, 1992.



                               MORTGAGE NOTE

$14,900,000.00  St. Louis, Missouri
                                                        March 9, 1994


 FOR VALUE RECEIVED, THE UNDERSIGNED EDJ LEASING CO., L.P.
limited partnership (the "Maker") promises to pay to the order of NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation, its successors and assigns (the "Holder") the principal sum of Fourteen Million Nine Hundred Thousand Dollars ($14,900,000.00), together with interest on the principal balance of this Mortgage Note (the "Note"), from time to time remaining unpaid, from the date of disbursement by Holder hereof at the applicable interest rate hereinafter set forth, together with all other sums due hereunder or under the terms of the Mortgage (as hereinafter defined) in lawful money of the United States of America which shall be legal tender in payment of all debts at the time of such payment. Both principal and interest and all other sums due hereunder shall be payable at the office of Holder at One Nationwide Plaza, Columbus, Ohio 43216, Attention: Real Estate Investment Department, or at such other place either within or without the State of Ohio, as Holder hereof may from time to time designate. Said principal and interest shall be paid over a term, at the times, and in the manner set forth below, to wit:

Payment Provision:

 (i) Interest accrued on the unpaid principal balance of this Note from the date of disbursement hereof at the rate of eight and twenty-three one-hundredths percent (8.23%) per annum shall be due and payable (a) on the fifth (5th) day of the calendar month of the date of disbursement, if such date of disbursement is before the fifth
(5th) day of the month, or (b) on the fifth (5th) day of the first calendar month following the date of disbursement, if such date of disbursement is after the fifth (5th) day of the month. In the event that disbursement occurs on the fifth (5th) day of the month, then there shall be no payment of interim interest and the first payment due from Maker hereunder shall be in accordance with subparagraph (ii) below.

 (ii) Thereafter, installments of principal and interest on the unpaid principal balance of this Note at the rate of eight and twenty-three one-hundredths percent (8.23%) per annum, shall be due and payable in one hundred and sixty-seven (167) consecutive monthly installments commencing on the fifth day of the next calendar month and continuing on the fifth day of each calendar month thereafter, with each such installment to be in the sum of One Hundred and Forty-Nine Thousand Six Hundred and Fifty-Eight and 87/100 Dollars ($149,658.87).

Maturity:

 The unpaid principal balance of this Note and all accrued unpaid interest thereon, if not sooner paid, shall be due and payable in full on April 5, 2008 (the "Maturity Date").

Application of Payments:

 All payments shall be applied first to the payment of accrued unpaid interest on this Note and the balance, if any, shall be applied to the reduction of the outstanding principal balance of this Note. Interest due hereunder shall be calculated on the basis of a 360-day year composed of twelve 30-day months; provided however in no event shall such calculation cause the interest payable under the terms of this Note to exceed the maximum rate of interest permitted under applicable law.

Late Payment Charge:

 The Holder of this Note may collect a late payment charge, prior to the acceleration of this Note, in an amount equal to five percent (5%) of the aggregate monthly installment which is not paid on the due date, for the purpose of covering the extra expenses involved in handling delinquent installments. Any full payment of principal and/or interest which is correctly addressed, bears adequate first class postage and is postmarked by the United States Postal Service on or before the due date shall not be considered delinquent and a late payment charge shall not be assessed.

Prepayment:

 (A) Except as hereinafter provided, Maker shall not have the right to prepay all or any part of the obligation evidenced by this Note at any time. Maker shall have the right to prepay, in full but not in part, the obligation evidenced by this Note upon giving (i) not less than thirty (30) days' prior written notice to Holder of Maker's intention to so prepay this Note, and (ii) payment to Holder of the Prepayment Premium (as hereinafter defined), if any, then due to Holder as hereinafter provided. As used herein, the term "Prepayment Premium" shall mean the greater of (i) one percent (1%) of the outstanding principal balance of this Note at the time of prepayment or (ii) an amount equal to the sum of (a) the present value of the scheduled monthly payments on this Note from the date of prepayment to the Maturity Date and (b) the present value of the amount of principal and interest of this Note due on the Maturity Date (assuming all scheduled monthly payments due prior to the Maturity Date were made when due), minus (c) the outstanding principal balance of this Note as of the date of prepayment. The present values described in (a) and
(b) shall be computed on a monthly basis as of the date of prepayment discounted at the yield-to-maturity rate of the U.S. Treasury Note or Bond closest in maturity to the Maturity Date of this Note as reported in the Wall_Street Journal (or, if the Wall Street Journal is no longer published, as reported in such other daily financial publication of national circulation which shall be designated by Holder) on the fifth (5th) business day preceding the date of prepayment, expressed as a decimal equivalent. Maker shall be obligated to prepay this Note on the date set forth in the notice to Holder required hereinabove, after such notice has been delivered to Holder. Notwithstanding the foregoing or any other provision herein to the contrary, if Holder elects to apply insurance proceeds, condemnation awards, or any escrowed amounts, if applicable, to the reduction of the principal balance of this Note in the manner provided in the Mortgage (as hereinafter defined), no Prepayment Premium shall be due or payable as a result of such application and the monthly installments due and payable hereunder shall be reduced accordingly.

 (B) In the event the Maturity Date of the indebtedness evidenced by this Note is accelerated by Holder hereof at any time due to a default, continuing beyond the expiration of any applicable cure periods, by Maker in the terms, covenants or conditions contained in this Note, the Mortgage or any of the other Loan Documents (as hereinafter defined), then a tender of payment in an amount necessary to satisfy the entire outstanding principal balance and all accrued unpaid interest on this Note made by Maker, or by anyone on behalf of Maker, at any time prior to, at, or as a result of, a foreclosure sale or sale pursuant to power of sale, shall constitute a voluntary prepayment hereunder prior to the contracted Maturity Date of this Note thus requiring the payment to Holder of a Prepayment Premium equal to the applicable Prepayment Premium as set forth in paragraph
(A) above; provided, however, that in the event such Prepayment Premium is construed to be interest under the laws of the State of Missouri in any circumstance, such payment shall not be required to the extent that the amount thereof, together with other interest payable hereunder, exceeds the maximum rate of interest that may be lawfully charged under applicable law.

 (C) Notwithstanding anything contained herein to the contrary, during the ninety (90) day period immediately preceding the Maturity Date, the entire outstanding principal balance and all accrued unpaid interest on this Note may be prepaid in whole, but not in part, without incurring a Prepayment Premium.

Additional Conditions:

 This Note is secured by a Deed of Trust and Security Agreement containing provisions for future advances and future obligations governed by Section 443.055 R.S.Mo. (as amended) and which is a lien on the property therein described executed on March 9, 1993, and amended by Amendment to Deed of Trust dated of even date herewith (hereinafter referred to as the "Mortgage") and by an Assignment of Leases, Rents and Profits (hereinafter referred to as the "Assignment") of even date herewith each encumbering certain real property located in St. Louis County, Missouri and other property as more particularly described in the Mortgage (hereinafter collectively referred to as the "Property"). The Mortgage and the Assignment contain terms and provisions which provide grounds for acceleration of the indebtedness evidenced by this Note together with additional remedies in the event of default hereunder or thereunder. Failure on the part of Holder hereof to exercise any right granted herein or in the aforesaid Mortgage or the Assignment shall not constitute a waiver of such right or preclude the subsequent exercise and enforcement thereof. This Note, the Mortgage, the Assignment and all other documents and instruments executed as further evidence of, as additional security for, or executed in connection with the indebtedness evidenced by this Note are hereinafter collectively referred to as the "Loan Documents".

 Except as herein otherwise provided, all parties to this Note, including endorsers, sureties and guarantors, hereby jointly and severally waive presentment for payment, demand, protest, notice of protest, notice of demand and of nonpayment or dishonor and of protest, and any and all other notices and demands whatsoever, and agree to remain bound hereby until the principal and interest of this Note are paid in full, notwithstanding any extensions of time for payment which may be granted by Holder, even though the period of extension be indefinite, and notwithstanding any inaction by, or failure to assert any legal rights available to Holder of this Note.

 If the obligations evidenced by this Note, or any part thereof, are placed in the hands of an attorney for collection, whether by suit or otherwise, at any time, or from time to time, Maker shall be liable to Holder, in each instance, for all costs and expenses incurred in connection therewith, including, without limitation, Reasonable Attorneys' Fees (as hereinafter defined).

Default:

 If default shall be made in the payment of principal and/or interest as stipulated above or in the payment of any other sums due hereunder or under any of the other Loan Documents, or should any default be made in the performance of any of the terms, covenants and conditions contained herein or in any of the other Loan Documents, then in any or all of such events, at the option of Holder, the entire outstanding principal balance of this Note, together with all accrued unpaid interest thereon and all other sums advanced by Holder on behalf of Maker shall become and be immediately due and payable then or thereafter as Holder may elect, regardless of the Maturity Date hereof. All such amounts shall bear interest after maturity, by acceleration or otherwise, at the lesser of either (i) the highest rate of interest then allowed by the laws of the State of Missouri or, if controlling, the laws of the United States, or (ii) the then applicable interest rate of this Note plus five hundred (500) basis points.

 During the existence of any default, Holder may apply any sums received, including but not limited to, insurance proceeds or condemnation awards, to any amount then due and owing hereunder or under the terms of any of the other Loan Documents as Holder may determine. Neither the right nor the exercise of the right herein granted unto Holder to apply such proceeds as aforesaid shall preclude Holder from exercising its option to cause the entire indebtedness evidenced by this Note to become immediately due and payable by reason of Maker's default under the terms of this Note or any of the other Loan Documents.

 Notwithstanding any provisions herein to the contrary, Holder's right, power and privilege to accelerate the maturity of the indebtedness evidenced hereby shall be conditioned upon, with respect to any Non-Monetary Default (as hereinafter defined), Holder giving Maker written notice of such Non-Monetary Default and a thirty (30) day period after the date of such notice within which to cure such Non-Monetary Default, unless such Non-Monetary Default cannot reasonably be cured within said thirty (30) day period, in which event Maker shall have an extended period of time to complete cure, provided that action to cure such Non-Monetary Default is commenced within said thirty (30) day period and Maker is not substantially diminishing or impairing the value of the Property, and is diligently pursuing a cure to completion. Any notice required hereunder shall be given as provided in the Mortgage. Holder shall have no obligation to give Maker notice of, or any period to cure any Monetary Default (as hereinafter defined) or any Incurable Default (as hereinafter defined) prior to exercising its right, power and privilege to accelerate the maturity of the indebtedness evidenced hereby and to declare the same to be immediately due and payable and exercise all other rights and remedies herein granted or otherwise available to Holder at law or in equity. As used herein, the term "Monetary Default" shall mean any default which can be cured by the payment of money including, but not limited to, the payment of principal and interest due under this Note and the payment of taxes, assessments and insurance premiums when due as provided in the Mortgage. As used herein, the term "Non-Monetary Default" shall mean any default which is not a Monetary Default or an Incurable Default. As used herein, the term "Incurable Default" shall mean (i) any voluntary or involuntary sale, assignment, mortgaging or transfer in violation of the covenants of the Mortgage; or (ii) if Maker, or any person or entity comprising Maker, should make an assignment for the benefit of creditors, become insolvent, or file a petition in bankruptcy (including but not limited to, a petition seeking a rearrangement or reorganization).

Savings Clause; Severability:

 Notwithstanding any provisions herein or in the Mortgage to the contrary, the total liability for payments in the nature of interest including but not limited to Prepayment Premiums, default interest and late fees shall not exceed the limits imposed by the laws of the State of Missouri or the United States of America relating to maximum allowable charges of interest. Holder shall not be entitled to receive, collect or apply, as interest on the indebtedness evidenced hereby, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event Holder ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be applied to reduce the unpaid principal balance of the indebtedness evidenced by this Note. If the unpaid principal balance of such indebtedness is paid in full, any remaining excess shall be forthwith paid to Maker.

 If any clauses or provisions herein contained operate or would prospectively operate to invalidate this Note, then such clauses or provisions only shall be held for naught, as though not herein contained and the remainder of this Note shall remain operative and in full force and effect.

Exculpation:

 The liability of Maker and the general partner of Maker, LHC, Inc., and any other current or future general partner of Maker ("General Partner") with respect to the payment of principal and interest hereunder shall be "non-recourse" and, accordingly, Holder's source of satisfaction of said indebtedness and Maker's other obligations hereunder and under the other Loan Documents shall be limited to the Property and Holder's receipt of the rents, issues, and profits from the Property and Holder shall not seek to procure payment out of any other assets of Maker, or any person or entity comprising Maker, or to seek judgment for any sums which are or may be payable under this Note or under any of the other Loan Documents, as well as any claim or judgment (except as hereafter provided) for any deficiency remaining after foreclosure of the Mortgage. Notwithstanding the above, nothing herein contained shall be deemed to be a release or impairment of the indebtedness evidenced by this Note or the security therefor intended by the other Loan Documents or be deemed to preclude Holder from exercising its rights to foreclose the Mortgage or to enforce any of its other rights or remedies under the Loan Documents.

 Notwithstanding the foregoing, it is expressly understood and agreed that the aforesaid limitation on liability shall in no way affect or apply to Maker's and General Partner's continued personal liability for all sums due to:

 (1) fraud or misrepresentation made in or in connection with this Note or any of the other Loan Documents;

 (2) failure to pay taxes or assessments prior to delinquency, or to pay charges for labor, materials or other charges which can create liens on any portion of the Property;

 (3) the misapplication of (i) proceeds of insurance covering any portion of the Property; or (ii) proceeds of the sale or condemnation of any portion of the Property; or (iii) rentals received by or on behalf of Maker subsequent to the date on which Holder makes written demand therefor pursuant to any Loan Document;

 (4) causing or permitting waste to occur in, on or about the Property and failure to maintain the Property, excepting ordinary wear and tear;

 (5) the return to Holder of all unearned advance rentals and security deposits paid by tenants of the Property and not refunded to or forfeited by such tenants;
 (6) loss by fire or casualty to the extent not compensated by insurance proceeds collected by Holder;

 (7) the return of, or reimbursement for, all Fixtures and Personal Property (as defined in the Mortgage) owned by Maker taken from the Property by or on behalf of Maker, out of the ordinary course of business, and not replaced by items of equal or greater value than the original value of the Fixtures and Personal Property so removed;

 (8) (i) any and all costs incurred in order to cause the Property to comply with the Accessibility Laws (as defined in the Mortgage) and
(ii) any indemnity or other agreement to hold Holder harmless from and against any and all losses, liabilities, damages, injuries, costs or expenses of any kind arising under Paragraph 3 of the Mortgage regarding accessibility for the disabled or handicapped, or under the separate Indemnity Agreement executed by Maker and General Partner. Maker shall not be liable hereunder for compliance with any Accessibility Laws that first become effective, or for any violation of any Accessibility Laws resulting from alterations or improvements to the Property that are performed subsequent to Holder's acquisition of the Property by foreclosure or acceptance of a deed in lieu thereof or subsequent to any transfer of ownership which was approved or authorized by Holder pursuant to the Mortgage, provided that such transferee assumes all obligations pertaining to Accessibility Laws pursuant to the Loan Documents;

 (9) all court costs and Reasonable Attorneys' Fees (as hereinafter defined) actually incurred which are provided for in this Note or in any other Loan Documents;

 (10) (i) the removal of any chemical, material or substance, exposure to which is prohibited, limited, or regulated by any Federal, State, County, Regional or Local Authority which may or could pose a hazard to the health and safety of the occupants of the Property, regardless of the source of origination; (ii) the restoration of the Property to comply with all governmental regulations pertaining to hazardous waste found in, on or under the Property, regardless of the source of origination; and (iii) any indemnity or other agreement to hold the Holder harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses of any and every kind arising under paragraph 3 of the Mortgage and/or the Indemnity Agreement of even date herewith executed by Maker and General Partner. Maker shall not be liable hereunder if the Property becomes contaminated subsequent to Holder's acquisition of the Property by foreclosure or acceptance of a deed in lieu thereof or subsequent to any transfer of ownership which was approved or authorized by Holder pursuant to the Mortgage, provided that such transferee assumes all obligations pertaining to Hazardous Materials (as defined in the Mortgage) pursuant to the Loan Documents. Liability under this subparagraph shall extend beyond repayment of this Note and compliance with the terms of the Mortgage unless at such time Maker provides Holder with an environmental assessment report acceptable to Holder showing the Property to be free of Hazardous Materials and not in violation of Hazardous Waste Laws (as defined in the Mortgage). The burden of proof under this subparagraph with regard to establishing the date upon which such chemical, material or substance was placed or appeared in, on or under the Property shall be upon Maker.

 The obligations of Maker in subparagraphs (1) through (10), except as specifically provided in subparagraphs (8) and (10), shall survive the repayment and satisfaction of this Note.

 As used herein, the phrase "Reasonable Attorneys' Fees" shall mean fees charged by attorneys selected by Holder based upon such attorneys' then prevailing hourly rates as opposed to any statutory presumption specified by any statute then in effect in the State of Missouri.

 THE PROVISIONS of this Note shall be governed by and construed in accordance with the laws of the State of Missouri and if controlling, by the laws of the United States and shall be binding upon Maker, its heirs, personal representatives, successors and assigns and shall inure to the benefit of Holder.

 IN WITNESS WHEREOF, Maker has executed this Note under seal as of the day and year first above written.

                          EDJ LEASING CO., L.P., a Missouri

                          By: LHC, Inc.

                               By:________________________________
                               Name:______________________________
                               Title:_____________________________